EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT




                                                       State of Other
       Name of Subsidiary                        Jurisdiction of Incorporation
-----------------------------------             --------------------------------

National Surface Cleaning, Inc.                          New Hampshire

National Service Cleaning Corp.                          Connecticut

Olshan Demolishing Management, Inc.                      Delaware

NSC Energy Services, Inc.                                Delaware

NSC Specialty Coatings, Inc.                             Delaware


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